                                                                     EXHIBIT 4.1



     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                    *****************************************

                             SONICblue Incorporated

                          COMMON STOCK PURCHASE WARRANT

                    *****************************************



     This certifies that, for good and valuable consideration, SONICblue Incorporated, a Delaware corporation (the "Company"), grants to VIABASE, Inc.
(BVI), a corporation organized under the laws of the British Virgin Islands (the "Warrantholder"), the right to subscribe for and purchase from the Company the number of validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock"), specified in Section 1.1 hereof, at the purchase price per share (the "Exercise Price") set forth in Section 1.3 hereof, exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the fourth anniversary of the date hereof, unless terminated earlier pursuant to Section 1.5 hereof, all subject to the terms, conditions and adjustments herein set forth. See Section 8 for definitions of certain terms used herein.

     1. NUMBER OF WARRANT SHARES; DURATION AND EXERCISE OF WARRANT; DETERMINATION OF EXERCISE PRICE; PAYMENT OF TAXES.

     1.1  NUMBER OF WARRANT SHARES.

     This Warrant shall enable the Warrantholder to purchase two million (2,000,000) shares of Common Stock, subject to the provisions of Section 6 hereof.

     1.2  DURATION AND EXERCISE OF WARRANT.

     (a)  Cash Exercise. This Warrant may be exercised by the Warrantholder by
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased (which number shall be no fewer than 100,000 shares), during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by wire transfer of immediately available funds to a bank account specified by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 1.2(a) hereof, this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion hereof being exercised) computed as of the date of surrender of this Warrant to the Company using the following formula:

        X = Y x (A-B)
            ---------
                A

Where X = the number of shares of Common Stock to be issued to Warrantholder under this Section 1.2(b);

      Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation), which number shall not be less than 100,000;

      A = the fair market value of one share of Common Stock (at the date of such calculation);

      B = the Exercise Price.

     (c) Fair Market Value. For purposes of Sections 1.2(b) and 6.1(d), "fair market value" of one share of Common Stock shall mean:

          (i) the average closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading for the ten (10) Trading Day period ending three (3) Trading Days prior to the date of exercise or,

          (ii) if not listed or traded on any such exchange, the average last reported sale price per share of the Common Stock on the Nasdaq National Market or The Nasdaq SmallCap Market (collectively, "Nasdaq") for the ten
     (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the mean of the bid and asked prices per share of the Common Stock as reported in the OTC Bulletin Board or, if not so reported, in the "pink sheets" published by the National Quotation Bureau, Inc. for the ten
     (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or

          (iv) if such quotations are not available, the fair market value per share of the Common Stock as of the date in question as reasonably determined by the Board of Directors of the Company.

     1.3 EXERCISE PRICE. The Exercise Price shall be $10.00 per share of Common Stock, subject to the provisions of Section 6 hereof.

     1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.5 EARLY TERMINATION. Notwithstanding anything herein to the contrary, this warrant shall immediately cease to be exercisable and all rights of the Warrantholder hereunder shall immediately terminate upon a material breach by Warrantholder or JV of Amended and

Restated Investment Agreement, dated as of August 28, 2000, by and between the Company, VIA Technologies, Inc. and JV, including, without limitation, Section
5.13 thereof.

     2.   RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

     2.1 RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES LAWS. This Warrant and the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     2.2 RESTRICTIVE LEGENDS. This Warrant shall (and each Warrant issued upon transfer in whole or in part of this Warrant pursuant to this Section 2 or issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ISSUED PURSUANT TO AN

     EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     3.   RESERVATION AND REGISTRATION OF SHARES, ETC.

     The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

     4.   EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5.   OWNERSHIP OF WARRANT.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6.   CERTAIN ADJUSTMENTS.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

          (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

          (c) Reorganization, etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

          (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one share of Common Stock as of the date of exercise.

     (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     6.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7.   NOTICES OF CORPORATE ACTION.

     In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8.   DEFINITIONS.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation and after which persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity,
(ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Company: SONICblue Incorporated, a Delaware corporation.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

     Nasdaq: the meaning specified in Section 1.2(c)(ii).

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Trading Day: any day other than a day on which securities are not traded, listed or reported on the principal national securities exchange or securities market on which the Common Stock is traded, listed or reported.

     Warrantholder: the meaning specified on the cover of this Warrant.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

     9.   MISCELLANEOUS.

     9.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     9.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, or by facsimile (with electronic confirmation of successful transmission) to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a) if to the Company, addressed to:

         SONICblue Incorporated
         2801 Mission College Blvd.
         Santa Clara, California 95052
         Attention:  President
         Telecopier:  (408) 980-5445

     with a copy to:

         Pillsbury Winthrop LLP
         2550 Hanover Street
         Palo Alto, California 94304
         Attention:  Jorge A. Del Calvo, Esq.
         Telecopier:  (650) 233-4545

     (b)  if to the Warrantholder, addressed to:

          VIA Technologies, Inc.
          8F, No. 553 Chung-Cheng Rd.
          Hsing-Tien, Taipei
          Taiwan
          Attention:  President
          Telecopier:  886-2-2218-7970

     with a copy to:

          Heller Ehrman White & McAuliffe LLP
          525 University Ave.
          Palo Alto, CA 94301-1900
          Attention:  Sarah A. O'Dowd, Esq.
          Telecopier:  (650) 324-0638

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.7 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware (irrespective of its choice of law principles).

     9.9 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated: January 3, 2001.

                                     SONICblue Incorporated

                                     By /s/ Ken Potashner
                                        ----------------------------
                                     Title  Chief Executive Officer
                                          --------------------------

                                   EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

     [ ] herewith tenders payment for ____________ of the Warrant Shares to the order of SONICblue Incorporated in the amount of $______________ in accordance with the terms of this Warrant; or

     [ ] herewith tenders this Warrant for ____________ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.2(b) of the Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

The undersigned represents that (i) the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Warrant Shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is an accredited investor within the meaning of Rule 501(a) adopted under the Securities Act of 1933, as amended (the "Securities Act"), and is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the Warrant Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the Warrant Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the Warrant Shares for the number of years prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the Warrant Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required, or unless such Warrant Shares are sold in accordance with Rule 144 adopted under the Securities Act.

Dated: _________________________________

Signature ______________________________ _______________________________________
                                                      (Print Name)

                                         _______________________________________
                                                    (Street Address)

                                         _______________________________________
                                                (City), (State) (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.